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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                   May 2, 2003
                                   -----------
                                (Date of Report)


                         VENTURES-NATIONAL INCORPORATED
                         ------------------------------
             (Exact name of registrant as specified in its charter)


            Utah                     000-32847                87-0433444
(State or other jurisdiction        (Commission              (IRS Employer
      of incorporation)            File Number)           Identification No.)

                        44352 Old Warm Springs Boulevard
                        --------------------------------
                    (Address of principal executive offices)


                                 (510) 824-1200
                                 --------------
              (Registrant's telephone number, including area code)


             1855 Norman Avenue, Santa Clara, California 95054-2029
             ------------------------------------------------------
         (Former name or former address, if changed since last report.)

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Item 5.  Other Events

         Effective April 30, 2003, Lawrence K. McFall resigned from his position as Director and Executive Vice President of Ventures-National Incorporated, dba Titan General Holdings, Inc. (the "Registrant"), as Director and Executive Vice President of Titan EMS, Inc., ("Titan EMS") and as a Director of Titan PCB East, Inc., ("Titan PCB"). Both Titan EMS and Titan PCB are Delaware corporations and subsidiaries of the Registrant. Such resignations were not the result of any disagreement between the Registrant and Mr. McFall. Mr. McFall will remain as a consultant to the Registrant through July 31, 2003.

         Effective April 30, 2003 Mr. James E Patty resigned as President and Chief Executive Officer of Titan EMS and Titan PCB and, effective July 31, 2003, Mr. Patty resigned as President and Chief Executive Officer of the Registrant. Such resignations were not the result of any disagreement between the Registrant and Mr. Patty and Mr. Patty will remain as a director of the Registrant, Titan EMS and Titan PCB. Effective April 30, 2003, the Board of Directors of Titan EMS and Titan PCB named Mr. Robert E. Ciri as President and Chief Executive Officer of Titan EMS and Titan PCB and, effective July 31, 2003, the Board of Directors of the Registrant named Mr. Ciri as President and Chief Executive Officer of the Registrant, each such appointment being to fill the vacancy created by the resignation of Mr. Patty.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements of Business Acquired.

             Not Applicable

         (b) Pro Forma Financial Information.

             Not Applicable

         (c) Exhibits.

             Not Applicable

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  May 2, 2003

                               VENTURES-NATIONAL INCORPORATED


                               By: /s/ David M. Marks
                                   --------------------------------------------
                                   Name:  David M. Marks
                                   Title: Chairman